Exhibit (E)(1)

PROMISSORY NOTE

$1,500,000.00	April 8, 1998

FOR VALUE RECEIVED CALPROP CORPORATION, a California Corporation, (“Maker”) promises to pay to CURCI-TURNER COMPANY, a California General Partnership, (“Payee”), at Post Office Box 1549, Newport Beach, CA 92659 or at such other place as Payee may designate, the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00), together with interest commencing April 8, 1998, until paid, at the rate of Twelve Percent (12%) per annum, (the “Interest Rate”), calculated on a daily basis using a 385 day year, payable on DEMAND, (the “Maturity Date”).

     Each payment shall be credited first on interest then due and the remainder on principal. Should Interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in the payment of any installment when due, the whole sum of principal and interest shall become immediately due and payable at the option of the holder of this note. Maker agrees to pay a late charge of six percent (6%) of any installment of interest or principal not paid within ten (10) days of when due. Should suit be commenced or an attorney employed to enforce the payment of this note, the undersigned agrees to pay such additional sum as the court may adjudge reasonable as attorney’s fees. Principal and interest is payable in lawful money of the United States of America.

     Executed this 8th day of April, 1998 at Los Angeles, California.

CALPROP CORPORATION A California Corporation
By:	/s/ Ronald S. Petch, President
Ronald S. Petch, President

By:	/s/ Mark F. Spiro, CFO
Mark F Spiro, Chief Financial Officer

AMENDMENT NO. ONE (1) TO PROMISSORY NOTE

     This Amendment No. One (1) to Promissory Note (the “First Amendment”) is entered into and is to be effective this 15th day of October, 1998 with respect to the Promissory Note in favor of CURCI-TURNER COMPANY, a California General Partnership, (the “Holder”) in the original principal amount of $1,500,00000 executed by CALPROP CORPORATION, a California Corporation, (the Promissory Note”) and is based upon the following facts:

RECITALS

     A. On April 8, 1998, CALPROP CORPORATION, a California Corporation, executed the Promissory Note in the principal amount of $1,500,000.00 at Los Angeles, California in favor of CURCI-TURNER COMPANY, a California General Partnership. A copy of the Promissory Note is attached hereto and marked Exhibit “A”;

     B. In addition, Hunters Chase Ltd., a Colorado Limited Partnership, executed a Guaranty secured by Deed of Trust that guaranteed the repayment of said $1,500,000.00 Promissory Note (the “Deed of Trust”), which Deed of Trust was recorded on May 15, 1998 in Book 5334 at Page 307 in the official records of the County of Adams, State of Colorado.

     C. The parties hereto now which to amend the Promissory Note to provide, among other things, for an increase in the outstanding principal balance of the Promissory Note and further to provide for the Lender to participate in the net sales proceeds.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note, and CURCI-TURNER COMPANY, a California General Partnership, as Holder of the Promissory Note and Beneficiary under the Deed of Trust, hereby agree to amend the Promissory Note in only the following respects:

     1. The outstanding principal balance of the Promissory Note is hereby increased in the amount of $1,000,000.00 or so much of that amount that will be advanced from time to time so that the outstanding balance on the Promissory Note will increase from $1,500,000.00 to $2,500,000.00.

     2. Interest on the $1,000,000.00 increase in principal shall accrue from the date of the advancement of the funds in accordance with the terms of the Promissory Note and shall be payable along with the interest payments due on the Promissory Note on the first day of each consecutive month, commencing November 1, 1998 and continuing monthly until December 31, 2000, (the “Maturity Date”), at which time all outstanding principal and any accrued interest shall be due and payable.

     3. Until all principal has been paid, for each lot to be released from the Deed of Trust guaranteeing this Promissory Note, Calprop shall pay to Curci all of the net proceeds from escrow on the sale of each lot to a third party buyer plus any outstanding and unpaid interest accrued to the date of the release of said lot.

     4. Each payment shall be credited first to any late charges, expenses, premiums, penalties or fees due hereunder, next to interest then due and the remainder on principal, and interest shall cease upon the principal so credited. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law.

     5. The Promissory Note together with this First Amendment is guaranteed by the Deed of Trust, as modified concurrently herewith, between Hunters Chase Ltd., a Colorado Limited Partnership, and Holder encumbering one hundred seventy (170) fully developed lots known as High Ridge Court, Thornton, Colorado.

     6. The occurrence of any of the following shall constitute an event of default:

          (a) Failure of Calprop to make the payment of any installment of principal and/or interest on this note within ten (10) days after the date such payment is due;

          (b) A breach in the terms or a default in the performance of any obligation, covenant or agreement of Hunters Chase Ltd., or any successor Trustor, contained in the Deed of Trust or the Modification to Deed of Trust securing the Promissory Note as amended;

          (c) The sale, conveyance, assignment, alienation or refinance of the described real property in the Deed of Trust guaranteeing this Promissory Note as amended without the prior written consent of Holder.

     7. Upon the occurrence of any event of default, the entire unpaid balance of principal on the Promissory Note as amended, together with all accrued interest thereon, shall be due and payable, either immediately or at any time during the continuance of such event of default at the option of Holder.

     8. Any delay or omission on the part of Holder in exercising any rights hereof or under the terms of the Deed of Trust, shall not operate as a waiver of such rights or any other rights hereunder. Failure to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of any subsequent event of default.

     9. Calprop acknowledges that late payment to Holder will cause Holder to incur costs not contemplated by this transaction, the exact amount of such costs being difficult and impracticable to assess. Therefore, if any installment of interest or principal is not received by Holder within ten (10) days after the date such payment is due, Calprop shall pay to Holder an additional sum of six percent (6%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Holder will incur by reason of late payment. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue amount, and shall not prevent Holder from exercising any of the other remedies available to Holder.

     10. The loan proceeds delivered to Calprop from time to time by Holder shall be utilized by Calprop solely for the following purposes: (a) For the purchase of the 170 lots in

Thornton, Colorado guaranteeing this Promissory Note; and (b) to pay construction and other developmental costs on the 170 lots.

     11. Calprop warrants and agrees that it shall cause to be constructed a single-family dwelling on each of the One Hundred Seventy (170) lots guaranteeing this Promissory Note as amended and shall use all reasonable efforts to cause the improved lots to be sold in a timely manner.

     12. In addition to the interest payable to Holder herein pursuant to this Promissory Note, Calprop promises to pay to Holder Fifty Percent (50%) of the “Net Sale Proceeds” as hereinafter defined from the sale of the entire One Hundred Seventy (170) improved lots securing this Promissory Note which real property and all improvements now or hereafter constructed thereon shall be referred to collectively as the High Ridge Court at Thornton, Colorado, (the “Project”). The following definitions apply to the provisions of this paragraph:

          A. “Net Sale Proceeds” shall mean the Gross Sales Price (as defined herein) of the Project, less the sum of (a) the Sales Costs (as defined herein), (b) the principal sums paid per lot to Holder to release the lots from the deed of trust guaranteeing this loan, (c) Interest paid to Holder on the Promissory Note as amended, and (d) Calprop’s Investment (as defined herein).

          B. “Gross Sales Price” shall mean the price received from bona fide sales of individual improved lots with single family residences in the Project to third parties, as evidenced by written agreements of purchase and sale.

          C. “Sales Costs” shall mean a brokerage commission not to exceed six percent (6%) of the Gross Sales Price plus all closing costs paid or incurred by the Seller.

          D “Calprop’s Investment” shall mean Calprop’s share of the Raw Land Cost plus all land development costs, financing costs, legal fees, development and processing fees, marketing costs and other costs and expenses paid or incurred by Calprop including a Four Percent (4%) corporate overhead fee in connection with the development of the Project.

     13. “Net Sales Proceeds” shall not be distributed to Calprop or Holder until the entire principal and accrued interest on the Promissory Note as amended have been paid in full to Holder to release Holders lien against the project.

     14. The Promissory Note as amended represents an evidence of indebtedness as defined In California Corporations Code Section 25117. Calprop represents and warrants to Holder that Calprop has its common stock listed on a national securities exchange.

     15. Nothing in the Promissory Note as amended herein is intended to form a partnership, joint venture or tenants in common nor require Holder to participate in any costs, liabilities, expenses or losses to Calprop.

     16. If an attorney is engaged by either party to enforce or construe any provision of the Promissory Note as amended, or as a consequence of any Default or event of Default, with or without the filing of any legal action or proceeding, then the prevailing party shall immediately be entitled, on demand, to all attorneys’ fees and all other costs incurred by said party. If an action is commenced by either party, the prevailing party shall be entitled to a judgment for reasonable attorney fees and costs.

     17. Time is of the essence of each obligation of Calprop hereunder.

     18. The Promissory Note as amended herein shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment No. One (1) to Promissory Note on the day and year set forth above at Los Angeles, California.

CALPROP CORPORATION A California Corporation
By:	/s/ Ronald S. Petch, President
Ronald S. Petch, President

By:	/s/ Mark F. Spiro
Mark F. Spiro, Chief Financial Officer

AMENDMENT NO. TWO (2) TO PROMISSORY NOTE

     This Amendment No. Two (2) to Promissory Note (the “Second Amendment”) is entered into and is to be effective this 28th day of December, 2000 with respect to the Promissory Note dated April 8, 1998 in favor of CURCI-TURNER COMPANY, a California General Partnership, (the “Payee”), in the original principal amount of $1,500,000.00 executed by CALPROP CORPORATION, a California Corporation, (the Promissory Note”), and is based upon the following facts:

RECITALS

     A. On April 8, 1998, CALPROP CORPORATION, as Maker, executed the Promissory Note in the original principal amount of $1,500,000.00 at Marina Del Rey, California in favor of the CURCI-TURNER COMPANY. The Promissory Note was subsequently amended by the First Amendment to increase the principal amount to $2,500,000.00. A copy of the Promissory Note and first Amendment is attached hereto and marked Exhibit “A”:

     B. The parties hereto now which to amend the Promissory Note to provide for an extension of the Maturity Date.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, hereby agrees to amend the Promissory Note in only the following respects:

     1. The Maturity Date for payment of the outstanding principal balance and accrued interest due on the Promissory Note is hereby extended from December 31, 2000 until June 30, 2001.

     2. The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into this Amendment.

     3. Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in full force and effect.

CALPROP CORPORATION A California Corporation
By:	/s/ Ronald S. Petch, President
Ronald S. Petch, President

By:	/s/ Mark F. Spiro, CFO
Mark F. Spiro, Chief Financial Officer

AMENDMENT NO. THREE (3) TO PROMISSORY NOTE

     This Amendment No. Three (3) to Promissory Note (the “Third Amendment”) is entered into and is to be effective this 27th day of June, 2001 with respect to the Promissory Note in favor of CURCI-TURNER COMPANY, a California General Partnership, (the “Holder”) in the original principal amount of $1,500,000.00 executed by CALPROP CORPORATION, a California Corporation, (the Promissory Note”) and Is based upon the following facts:

RECITALS

     A. On April 18, 1998, CALPROP CORPORATION, a California Corporation, as Maker, executed the Promissory Note in the principal amount of $1,500,000.00 at Los Angeles, California in favor of CURCI-TURNER COMPANY, a California General Partnership.

     B. Advances were subsequently added to the outstanding principal amount of the Promissory Note as follows: (a) $750,000 on October 16, 1998; (b) $500,000 on January 3, 2000; (c) $500,000 on February 22, 2000; (d) $500,000 on July 24, 2000; and (e) $500,000 on September 22, 2000.

     C. On October 15, 1998, the Promissory Note was amended by Amendment No. One (1) to Promissory Note to reflect the outstanding principal to be $2,500,000 as a result of the advances made to principal.

     D. On December 28, 2000, the parties executed Amendment No. Two (2) to the Promissory Note to extend the Maturity date until June 30, 2001.

     E. Copies of the Promissory Note, Amendment No. One (1) and Amendment No. Two (2) are attached hereto and Marked Exhibit “A”.

     F. The parties hereto now wish to amend the Promissory Note to provide for a further extension of the Maturity Date.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note and CURCI-TURNER COMPANY, a California General Partnership, as Holder of the Promissory Note, hereby agree to amend the Promissory Note in only the following respects:

     1. The Maturity Date of the outstanding principal balance and accrued interest due on the Promissory Note is hereby extended from June 30, 2001 until December 31, 2002.

     2. The current outstanding principal balance on the Promissory Note as of June 27, 2001 is $2,738,607.63.

     3. The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into this Amendment.

     4. Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in full force and effect.

CALPROP CORPORATION A California Corporation
By:	/s/ Ronald S. Petch, President
Ronald S. Petch, President

By:	/s/ Mark F. Spiro, CFO
Mark F. Spiro, Chief Financial Officer

CURCI-TURNER COMPANY, LLC A California Limited Liability Company
By:	/s/ John Curci
John Curci, Manager

AMENDMENT NO. FOUR (4) TO PROMISSORY NOTE

     This Amendment No. Four (4) to Promissory Note (the “Fourth Amendment”) is entered into and is to be effective this 30th day of June, 2003 with respect to the Promissory Note in favor of CURCI-TURNER COMPANY, a California General Partnership, (the “Holder”) in the original principal amount of $1,500,000.00 executed by CALPROP CORPORATION, a California Corporation, (the “Promissory Note”) and is based upon the following facts:

RECITALS

     A. On April 18, 1998, CALPROP CORPORATION, a California Corporation, as Maker, executed the Promissory Note in the principal amount of $1,500,000.00 at Los Angeles, California in favor of CURCI-TURNER COMPANY, a California General Partnership.

     B. Advances were subsequently added to the outstanding principal amount of the Promissory Note as follows: (a) $750,000 on October 16, 1998; (b) $500,000 on January 3, 2000; (c) $500,000 on February 22, 2000; (d) $600,000 on July 24, 2000; and (e) $500,000 on September 22, 2000.

     C. On October 15, 1998, the Promissory note was amended by Amendment No. One (1) to Promissory Note to reflect the outstanding principal to be $2,500,000 as a result of the advances made to principal.

     D. On December 28, 2000 the parties executed Amendment No. Two (2) to the Promissory Note to extend the maturity date until June 30, 2001.

     E. On June 27, 2001 the parties executed Amendment No. Three (3) to the Promissory Note to extend the Maturity date until December 31, 2002.

     F. The parties hereto now wish to amend the Promissory Note to provide for a further extension of the Maturity Date.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note and CURCI-TURNER COMPANY, a California General Partnership, as Holder of the Promissory Note, hereby agree to amend the Promissory Note in only the following respects:

     1. The Maturity Date of the outstanding principal balance and accrued interest Promissory Note is hereby extended from December 31, 2002 until January 1, 2005.

     2. The current outstanding principal balance on the Promissory Note as of June 30, 2003 is $2,366,102.80.

     3. The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into this Amendment.

     4. Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in full force and effect.

CALPROP CORPORATION A California Corporation
By:	/s/ Mark F. Spiro, CFO
Mark F. Spiro, Chief Financial Officer

CURCI-TURNER COMPANY, LLC A California Limited Liability Company
By:	/s/ John Curci
John Curci, Trustee of the Curci Revocable
Trust No. 2 Its General Partner

AMENDMENT NO. FIVE (5) TO PROMISSORY NOTE

     This Amendment No. Five (5) to Promissory Note (the “Fifth Amendment”) is entered into and is to be effective this 1st day of January, 2005 with respect to the Promissory Note in favor of CURCI-TURNER COMPANY, a California General Partnership, (the “Holder”) in the original principal amount of $1,500,000 executed by CALPROP CORPORATION, a California Corporation, (the “Promissory Note”) and is based upon the following facts:

RECITALS

     A) On April 18, 1998, CALPROP CORPORATION, a California Corporation, as Maker, executed the Promissory Note in the principal amount of $1,500,000 at Los Angeles, California in favor of CURCI-TURNER COMPANY, a California General Partnership.

     B) Advances were subsequently added to the outstanding principal amount of the Promissory Note as follows: (a) $750,000 on October 16, 1998; (b) $500,000 on January 3, 2000; (c) $500,000 on February 22, 2000; (d) $500,000 on July 24, 2000; and (e) $500,000 on September 22, 2000.

     C) On October 15, 1998, the Promissory Note was amended by Amendment No. One (1) to Promissory Note to reflect the outstanding principal to be $2,500,000 as a result of the advances made to principal.

     D) On December 28, 2000, the parties executed Amendment No. Two (2) to the Promissory Note to extend the maturity date until June 30, 2001.

     E) On June 27, 2001, the parties executed Amendment No. Three (3) to the Promissory Note to extend the Maturity date until December 31, 2002.

     F) On June 30, 2003, the parties executed Amendment No. Four (4) to the Promissory Note to extend the Maturity date until January 1, 2005.

     The parties hereto now wish to amend the Promissory Note to provide for a further extension of the Maturity Date. Now, therefore, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note and CURCI-TURNER COMPANY, a California General Partnership, as Holder of the Promissory Note, hereby agree to amend the Promissory Note in only the following respects:

     1) The Maturity Date of the outstanding principal balance and accrued interest due on the Promissory Note is hereby extended from January 1, 2005 to June 30, 2005.

     2) The current outstanding principal balance on the Promissory Note as of December 31, 2004 is $2,053,014.43.

     3) The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into the Agreement.

     4) Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in full force and effect.

CALPROP CORPORATION
A California Corporation

By:	/s/ Henry E. Nierodzik

CURCI-TURNER COMPANY, LLC
A California Limited Liability Company

By:	/s/ John Curci

John L. Curci, Manager